UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported):

December 23, 2020

PORCH GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39142	90-0781625
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 1st Avenue S.

Seattle, Washington 98134

(Address of Principal Executive Offices) (Zip Code)

(206) 947-2472

(Registrant’s telephone number, including area code)

PropTech Acquisition Corporation

3415 N. Pines Way, Suite 204

Wilson, WY 83014

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	PRCH	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock at an exercise price of $11.50 per share	PRCHW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

On December 23, 2020, Porch Group, Inc. (formerly known as PropTech Acquisition Corporation (the “Company”)) and Porch.com, Inc. (“Porch”) issued a joint press release announcing the closing of the Company’s previously-announced business combination with Porch (the “Closing”), whereby Porch became a wholly-owned subsidiary of the Company. In connection with the Closing, the Company’s name was changed from “PropTech Acquisition Corporation” to “Porch Group, Inc.”

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information contained in this Item 7.01, including Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated December 23, 2020
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORCH GROUP, INC.

By:	/s/ Martin L. Heimbigner
	Name:	Martin L. Heimbigner
	Title:	Chief Financial Officer

Date: December 23, 2020

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